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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                                 July 15, 1999

                           FOX SPORTS NETWORKS, LLC
                       (f/k/a FOX/LIBERTY NETWORKS, LLC)
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            (Exact Name of Registrant as Specified in its Charter)

             Delaware              333-38689             95-4577574
        ----------------       ----------------        -------------
        (State or other        (Commission File        (IRS Employer
        jurisdiction of             Number)            Identification
         incorporation)                                      No.)

                        1440 South Sepulveda Boulevard
                           Los Angeles, CA. 90025
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                   (Address of principal executive offices)

                   Registrant's Telephone Number, including
                           area code: (310) 444-8123

                ---------------------------------------------
                (Former Address, if changed since last report)
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Item 1: Changes in Control of Registrant.

        On July 15, 1999, a subsidiary of The News Corporation Limited acquired all of the membership interests in Fox Sports Networks, LLC (f/k/a Fox/Liberty Networks, LLC) (the "Company") held by subsidiaries of Liberty Media Corporation, pursuant to the terms of an Agreement and Plan of Merger dated as of July 15, 1999 (the "Merger Agreement"), by and among Liberty Media Corporation, a Delaware corporation ("Liberty"), LMC Newco U.S., Inc., a Delaware corporation, New LMC KBIL, Inc., a Delaware corporation, New LMC Bay Area, Inc., a Delaware corporation, New LMC Chicago, Inc., a Delaware corporation, New LMC Northwest, Inc., a Delaware corporation, and New LMC Upper Midwest Sports, Inc., a Delaware corporation, The News Corporation Limited (acn 007 910 330), a South Australia corporation ("News Corporation"), and News Publishing Australia Limited, a Delaware corporation.

        Pursuant to the Merger Agreement, News Corporation acquired substantially all of Liberty's 50% interest in the businesses of the Company and other related businesses. In exchange for its interests, Liberty received ADRs (representing preferred limited voting ordinary shares) of News Corporation.

        Following consummation of the transaction, News Corporation immediately transferred the acquired interests to its subsidiary Fox Entertainment Group, Inc. ("Fox") in exchange for shares of Fox's Class A Common Stock.

Item 5: Other Events.

        On July 15, 1999, all of the lenders under the Company's bank credit facility assigned their rights and obligations under such facility to a subsidiary of News Corporation. The Company's bank credit facility is comprised of a $400 million revolving credit facility and a $400 million term loan facility.

        On July 23, 1999, the Company changed its name from Fox/Liberty Networks, LLC to Fox Sports Networks, LLC. Certain subsidiaries of the Company also changed their names, including FLN Finance, Inc., which changed its name to Fox Sports Net Finance, Inc.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 July 26, 1999

                                        FOX SPORTS NETWORKS, LLC.

                                        By: /s/   Andrew Hubsch
                                        ----------------------------------
                                            Name: Andrew Hubsch
                                            Title:Vice President, Treasurer